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                                                                    EXHIBIT 10.7

                                           SUB-LEASE

                        THIS SUB-LEASE, made as of this 31st day of March, 1997
                 between TERTRAC ASSOCIATES, a New York Limited Partnership, having its office and principal place of business at 2477 E. Commercial Boulevard, in the City of Fort Lauderdale, County of Broward and State of Florida, Party of the First Part, hereinafter designated as "Sublessor", and WORLD OF SCIENCE, INC., having its office at 900 Jefferson Road, BLDG. 4 Rochester, New York 14623, Party of the Second Part, hereafter designated as "Sublessee".

                                      W I T N E S S E T H

Premises                FIRST:   1.1  The Sublessor has agreed to and does
                hereby lease and demise unto the Sublessee and the Sublessee has agreed to and does hereby take from Sublessor at the rental specified in Paragraph FOURTH of this instrument, the premises consisting of approximately four and three quarters (4 3/4) acres, with the building thereon, containing approximately One Hundred and Ten Thousand Seven Hundred Eighty-eight (110,788) square feet and located at 200 Mushroom Boulevard, in the Town of Henrietta, County of Monroe and State of New York, as more fully defined on a map and floor plan of the building annexed hereto as EXHIBIT "A" (herein, the "Premises").

Use of Premises         SECOND:  2.1  The Sublessee may use the Premises for any
                lawful purpose, including but not limited to a warehouse.

Term of Lease           THIRD:   3.1  The term of the sub-lease is thirty-seven
                (37) months beginning the first (1st) day of April, 1997 and ending on the thirtieth (30th) day of April, 2000.

                                 3.2 If this lease shall be in force and effect on the expiration date of the original term, and Sublessee has fully complied with all conditions contained herein, the Sublessee may elect to renew this sub-lease for two (2) one year periods at the same rent specified in Paragraph 4.1 hereof. To exercise the election the Sublessee shall give the Sublessor notice in writing of the election at lease ninety (90) days prior to the expiration of each term.

                        FOURTH:  4.1  The Sublessee shall pay the Sublessor the
                annual base rental of THREE

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Base rental     HUNDRED FORTY-FIVE THOUSAND DOLLARS ($345,000.00) in equal
1st year monthly installments of TWENTY-EIGHT THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($28,750.00) commencing on the First day of July, 1997, and an equal monthly base rental on the first day of each successive month thereafter during the term of the Sub-Lease and any renewal thereof. Sublessee agrees to pay as additional rent a sum equal to 2% of each total rent payment per month (total rent payment includes rent, land rent and real estate tax escrows), if the rent is not paid before the 15th day of the month.

Reimbursement           4.2     In addition to the rent set forth herein, the
of ground       Sublessee shall also reimbursethe Sublessor commencing with the
rental          rental date of April 1, 1997 and continuing thereafter through the term of the Sub-Lease and any renewals thereof monthly rental to Genessee Valley Regional Authority in the sum of Two
                Thousand Seven Hundred Seventy-Six Dollars ($2,776.00) per month, but subject to adjustment by the Genesee Valley Regional
                Authority after December 1, 1998, as provided in the lease with Genesee Valley Regional Authority at Paragraph 19 of said Lease.
                Throughout the term of the Sub-Lease, Sublessee shall pay monthly to Sublessor as additional rent hereunder, all real estate taxes, levied, assessed, imposed on or attributable to the Premises. An interest bearing escrow account shall be established for the real estate tax portion of this additional rent, with an annual payment (or credit) given to Sublessee for interest earned on such account. The monthly escrow for the initial term of this Sub-Lease shall be SIX THOUSAND ONE HUNDRED
                DOLLARS ($6,100.00).

INSURANCE               4.3     The Sublessee shall pay all fire insurance and
Payment by      casualty insurance attributable to the leased premises effective
Sublessee       April 1, 1997, as more fully provided for in this lease at
                Paragraph EIGHTH AND Paragraph TWENTY-EIGHTH.

Force Majeure    FIFTH: 5.1     Sublessor shall not be in default under this
                Sub-Lease or liable to Sublessee in any manner or for any damages by reason of delays caused by Sublessee or its agents or employees, the contractors, present or future governmental regulations, restrictions or controls, strikes, lockouts or other labor disputes, shortages or unavailability of materials or labor, acts of God, civil commotion or other causes or conditions, whether similar or not to the foregoing, which are beyond the reasonable control of Sublessor.

Repairs          SIXTH: 6.1     Throughout the term of the Sub-Lease, Sublessee
                shall keep and maintain the interior of the Premises and all alterations, additions and improvements thereto in as good condition as at the

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                commencement of the term, ordinary wear and tear and damages by insurable casualty excepted, and also excepting structural damages not caused by the Sublessee. Sublessee shall make all repairs in and about the interior, including window glass, necessary to preserve them in good order and condition, which repairs shall be, in quality and class, equal to the original work; properly pay the expense of such repairs; suffer no waste or injury; give prompt notice to the Sublessor of any fire that may occur, permit at reasonable times during usual business
Entry           hours, but always subject to the then prevailing security
                regulations of Sublessee, the Sublessor and the representatives of the Sublessor to enter the Premises for the purpose of
                inspection, and to exhibit them for the purpose of transferring its interest, subject to the approval of the Genesee Valley
                Regional Authority; permit at reasonable times during usual business hours, the Sublessor and representatives of the
                Sublessor, to enter the Premises for the period of NINETY (90)
                days prior to the expiration of the term to exhibit them for the purpose of rental or sale, and to comply with all orders and requirements of governmental authority applicable to the
                Sublessee's use or occupation of the Premises. The Sublessee shall repair at or before the end of the term, all injury done
Removal of      by the installation or removal of furniture and trade fixtures;
trade fixtures and at the end of the term, subject to reasonable wear and tear at end of term damage by insurable casualty, to quit and surrender the Premises with all alterations, additions and improvements in good order and condition, but Sublessor shall make at his own expense all structural repairs during the term of the Sublease, including roof repairs, as may be reasonably required to maintain the roof and to preserve the structural integrity of the building.

Notice for                              6.2     Except in case of emergency the
entry           Sublessor shall not enter upon the Premises without forty-eight
                (48) hours prior notice to the Sublessee.

Moving injury           SEVENTH:        7.1     The Sublessee will not disfigure
                or deface any part of the building, or suffer the same to be
Negative        done, except so far as may be necessary to affix such trade
Covenants       fixtures and signs. Exterior signs shall be consented to by the
                Sublessor. The Sublessee will not obstruct or permit the
                obstruction of the street or the sidewalk adjacent thereto; will not do anything, or suffer anything to be done upon the Premises which will unreasonably increase the rate of fire insurance upon
No transfer,    the building or any of its contents, or be liable to cause assignment, or  structural injury to Premises; will not permit the accumulation
subletting      of waste or refuse matter, and will not, without the written without consent consent of the Sublessor first obtained in each case, which consent will not be reasonably withheld, either sell, assign, mortgage or transfer this Sub-Lease, or underlet the Premises or any part thereof; make any structural


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    Extra          alterations in the Premises, use the Premises or part thereof
 hazardous use     for any purpose other than the one first stipulated, or for any purpose deemed extra hazardous on account of fire risk,
No violation of    nor in violation of any law or ordinance. Sublessee will not
ordinances         erect any sign or signals at the demised premises unless and
   Signs           until the style and location thereof have been approved by
                   Sublessor and the Genesee Valley Regional Authority, which approvals shall not be unreasonably withheld, and if any be erected without such approvals, the Sublessor may remove the same. Any merger or other consolidation by the Sublessee with any other company or companies shall not be deemed to be in violation of the covenants contained in this lease.

Comprehensive            EIGHTH:            8.1  Sublessee shall at Sublessee's
General Liability  expense, obtain and maintain during the term of this
Policy Single      Sub-Lease, a Comprehensive General Liability Policy, and
Limit              during the entire term of this lease maintain such policy as a Single Limit Policy in a sum of not less than Five Million
                   Dollars ($5,000,000.00)(in the event of injury to one or more persons in the same accident or occurrence) and including in said policy property damage insurance in the same Single Limit Policy, and the Sublessor and Genesee
                   Valley Regional Authority shall be named as an additional insureds under such policy.

Sublessor named                             8.2  All such insurance policies
in policy as       shall be issued in the names of Sublessor and Sublessee, as insured and notice their interests may appear; and if requested by the
of cancellation    Sublessor, either a copy of all such policies or a bona fide certificate of insurance, evidencing the coverage provided in the policies, shall be delivered by Sublessee or Sublessor, and all such policies shall require THIRTY (30) days written notice to Sublessor of change or cancellation by the insurance carrier.

 Sublessor can                              8.3  If Sublessee fails to obtain or
    maintain       maintain any insurance as required by this Paragraph
insurance in the   "EIGHTH", the Sublessor may effect and maintain the same at
    event of       competitive rates and any amount properly paid by Sublessor
  cancellation     for such purpose from the date of payment thereof by
                   Sublessor, shall be deemed additional rent and shall be payable with the net rental next due under the terms of this Sub-Lease.

 Glass Breakage          NINTH:             9.1  The Sublessee will at no cost
                   to the Sublessor replace all broken glass with glass of equal quality and thickness, except only that the Sublessee shall not be responsible for the replacement of glass as may be broken by the acts of the Sublessor, its agents or servants, or by causes covered by Sublessor's standard fire and extended coverage insurance policies, if any.

       SUTTON,
   DELEELW, CLARK                      4
    & DARCY, LLP
  ATTORNEYS AT LAW
   40 GROVE STREET
PITTSFORD, N.Y. 14534
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Snow Removal            TENTH:          10.1  The Sublessee shall be responsible
                for all snow removal reasonably necessary on the Premises, and further agrees to maintain the landscaped areas of the Premises,
Ground          including but not limited to, cutting grass, maintaining
Maintenance     shrubbery and keeping the Premises free of debris. In the event that the Sublessee fails to maintain the Premises in a
                reasonably neat condition, as provided herein, the Sublessor may
10-Day Notice   upon ten (10) days written notice, restore the Premises as aforesaid and charge the expense thereof to the Sublessee. Such notice shall be addressed to the Sublessee by registered or certified mail at 900 Jefferson Road, Building Four, Rochester,
                New York 14623.

Painting                ELEVENTH:       11.1  The Sublessee will not paint the
                exterior of any building located on the Premises without prior approval of the Sublessor. Such approval will not be unreasonably withheld, provided such proposed painting meets the standards of the Sublessor with respect to the quality and color of the paint to be used and is also approved by the Genesee Valley Regional Authority.

Taxes and               TWELFTH:        12.1  In addition to the rent set forth
other           herein, the Sublessee shall pay for all charges for gas,
impositions to  electricity, light, heat, water, power, telephone or other
be paid by      communication service, and assessments used, rendered or
sublessee       supplied upon or in connection with the leased property.  Such charges shall be deemed "additional rent". Sublessee shall indemnify the Sublessor against any liability or damages on account of such charges. In the event the Sublessee fails or neglects to pay any additional rent as set forth herein, the Sublessor may, but shall not be required to, pay for such items of additional rent and add the cost of such additional rent to the next installment of the base rent next due. Any payment required to be made by the Sublessee under the provisions of this Lease not made by Sublessee when as due shall thereupon be deemed to be and shall become additional rent hereunder.

Apportionment                           12.2  Impositions, whether or not a lien
of taxes upon the Premises, shall be apportioned between Sublessor and Sublessee at the beginning and end of the term of this Sub-Lease; it being intended that Sublessee shall pay only that portion of the Impositions as is allocable to the term, provided, however, that Sublessee shall not be entitled to receive any apportionment from the Sublessor if Sublessee shall then be in default of any term, covenant or condition of the Sub-Lease unless such default is cured.

Contest of                              12.3  Sublessee, at its own expense, may
impositions by contest any such Impositions in any sublessee

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                manner permitted by law, in Sublessee's name, and whenever necessary, in Sublessor's name. Sublessor will cooperate with Sublessee and execute any documents or pleadings required for such purposes. Such contest shall include, but shall not be limited to appeals from any judgement, decrees, assessments or orders until a final determination is made by a court or governmental department or authority having final jurisdiction in the matter, however, notwithstanding such contest, Sublessee shall pay the contested impositions in the manner and on the dates provided for in this Article. Any tax refund with respect to Impositions paid by Sublessee shall be the property of Sublessee and such repayment obligation shall survive the termination of this Lease.

Sublessee not                           12.4  Except for the payment of taxes
required to pay as provided in Paragraph 12.1 hereof, Sublessee shall not be
certain taxes   obligated or required hereunder to pay any franchise, excise, corporate, estate, inheritance, succession, capital levy or transfer tax of Sublessor, or any income profit or revenue tax upon the income or receipts of Sublessor, or any other tax, assessment, charge or levy upon the rent reserved under this Sub-Lease, or any tax or other Imposition, charge or levy (i) not commonly deemed to be real estate tax, and (ii) not arising solely from the ownership, occupation or operation of the Premises, although the same may become a lien upon the real property or improvements thereon, or shall Sublessee be obligated or required hereunder to pay interest, amortization, or principal on any mortgage covering or affecting the fee of the Premises, or building mortgage of Sublessor.

Fire Damage             THIRTEENTH:     13.1 If the Premises and any building or
                improvements thereto shall during the term hereof, be damaged or destroyed by fire or other casualty or other insured casualty, either in whole or in part, Sublessor shall forthwith remove any resulting debris and repair and/or rebuild the damaged or destroyed structures and other improvements made by Sublessor, which repair or rebuilding shall be of the quality of the original construction and in accordance with current codes. Until such time as the Premises are repaired, rebuilt and put in good tenantable order in accordance with such plans and specifications, the rents hereby reserved, or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be abated, and if Sublessee shall have paid rent in advance, Sublessor shall immediately repay the Sublessee a proportionate amount of prepaid rent, if any. In the event of the total destruction of the premises, the rent and other charges will be totally abated until such time that Sublessee has resumed its use of the premises. Sublessee may at its option

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                       terminate this Lease in the event of total destruction,
                       which for purposes of this Lease will be defined as greater than FIFTY PERCENT (50%) of the premises being destroyed. In the event of partial destruction, rent and other charges will be abated in the same percentage as the unusable square footage compares to the total building square footage. If Sublessor fails to commence such restoration work within ninety (90) days from the date when such damage or destruction occurred, or fails thereafter to use its best efforts to complete such repair work and/or rebuilding as rapidly as possible under the circumstances, Sublessee and/or Sublessor, in addition to such other rights and remedies as may be accorded each party by law, shall have the right and option to terminate the term of this Sub-Lease by giving Sublessor or Sublessee as the case may be written notice of either party's election to do so at any time prior to the completion of such repairs or rebuilding, provided Sublessor shall not then be actively and diligently undertaking such restoration work, and upon such notice being given, the term of the Sub-Lease shall automatically terminate and end without prejudice to Sublessee's right to damages on account of Sublessor's failure without just cause, to repair or rebuild as required herein. If in the opinion of an architect selected by the Sublessor, which opinion shall be rendered within sixty (60) days after the casualty, that the rebuilding or repairing of the Premises cannot be completed within the period of one hundred twenty (120) days after the start of such repairing or rebuilding, then Sublessee or Sublessor shall have the right and option to terminate the term of this Sub-Lease by giving of either party written notice of election so to do within sixty (60) days from the date of the architect's aforesaid opinion after such damage or destruction occurred and upon such notice being given, the term of the Sub-Lease shall automatically terminate effective as of the day following the date on which the delivery of notice of condition, and Sublessor shall thereupon forthwith reimburse Sublessee for any rent paid in advance for the period following the date of cancellation.

    Termination of          FOURTEENTH:         14.1   If a Receiver or Trustee
    Lease by           is appointed for the Sublessee's property, or if the
    Sublessor upon     Sublessee shall default in the performance of any
    default            agreement herein contained beyond any applicable cure
                       period, this Sub-Lease shall thereby at the option of the Sublessor, be terminated in the manner and on the notice set forth below, and in that case, neither the Sublessee nor anyone claiming under the Sublessee, shall be entitled to keep possession of the Premises. If, after the commencement of the term, any of the events mentioned above in this sub-division shall occur, or if the Sublessee shall default in fulfilling any of the covenants of this Sub-Lease,

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                the Sublessor shall give the Sublessee thirty (30) days written notice of intention to end the term of this Sub-Lease, and thereupon at the expiration of such thirty (30) days (if the condition which was the basis of said notice shall continue to exist) the term under this Sub-Lease shall expire as fully and completely as if that day were the date herein definitely fixed for the expiration of the term, and the Sublessee will then quit and surrender the Premises to the Sublessor. Notwithstanding the foregoing, however, in the event such condition could not reasonably have been corrected within thirty (30) day period, but Sublessee commenced to correct such condition within such period and continues to do so with due diligence, then Sublessee shall be granted such additional time as is deemed reasonably necessary by the Sublessor to complete the correction of such condition.

Repossession by                         14.2 If the Sublessee shall default in
 Sublessor      the payment of the rent reserved hereunder, or any item of
                "additional rent" herein mentioned, or any portion thereof, of making any other payment herein provided for, and if the
                Sublessor shall have given to the Sublessee thirty (30) days prior written notice thereof, and if the condition which was the basis of said notice shall exist at the expiration of such (30)
                day period, the Sublessor may immediately, or at any time
                thereafter, re-enter the Premises in a lawful manner and remove all persons and all or any property therefrom, either by summary dispossess proceedings, or by any other suitable legal or
                equitable proceeding in a court of law, and repossess and enjoy the Premises, together with all additions, alterations and improvements, in any such case. Sublessor may rent the Premises for a term extending beyond the term granted, and in such
                event, Sublessee's liability hereunder shall cease. In the event that the term of this Sub-Lease shall expire as above provided, or terminate by summary proceedings or otherwise, and if the
                Sublessor cannot with due diligence relet the Premises, the
                Sublessee shall remain liable for so long as the Premises shall remain unrented, and the Sublessee shall pay the Sublessor until the time when this Sub-Lease would have expired but for such
Reletting       termination or expiration, or until the Premises are relet, whichever shall sooner occur, the equivalent of the amount of all of the rent and "additional rent" reserved herein, less the proceeds of reletting or the value of the use by the Sublessor, and the same shall be due and payable by the Sublessee to the Sublessor on the several rent days above specified, that is upon each of such rent days the Sublessee shall pay to the Sublessor the amount of deficiency then existing. The words "re-enter" and "re-entry" as used in this Sub-Lease are not restricted in their technical legal meaning.


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Remedies are                            14.3  In the event of a breach by the
cumulative      Sublessee of any of the covenants or provisions hereof, the
                Sublessor shall have the right to invoke any remedy allowed by law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for.

Sublessor may           FIFTEENTH:      15.1  If the Sublessee shall make
perform         default in the performance of any covenant herein contained, the
                Sublessor may at any time thereafter, after thirty (30) days written notice by registered mail, perform the same for the account of the Sublessee. If a notice of Mechanic's Lien be filed against the Premises for, or purporting to be for, labor or materials alleged to have been furnished, or to be furnished to or for the thirty (30) days after the filing of such notice, the Sublessor may pay the amount of such lien or discharge the same by deposit or by bonding proceedings and in the event of such lien or discharge of the same by deposit or bonding
                proceedings, the Sublessor may require the lienor to prosecute an appropriate action to enforce the lienor's claim.  In such
Additional      case, the Sublessor may pay any judgment recovered on such
rent            claim. Any amount paid or expense incurred by the Sublessor as in this subdivision of this Sub-Lease provided, and any amount as to which Sublessee shall at any time be in default for or respect to the use of water, electric current or natural gas, and any expense incurred or sum of money paid by the Sublessor by reason of the sublessee's failure to comply with the provisions hereof, or in defending any such action, shall be deemed to be "additional rent" for the Premises and shall be due and payable by the Sublessee to the Sublessor on the first day of any succeeding month. The receipt of the Sublessor of any installments of the regular stipulated rent hereunder or of any of said "additional rent" shall not be a waiver of any other
                "additional rent" then due.

Waivers                 SIXTEENTH:      16.1  The failure of the Sublessor to
                insist, in any one or more instances upon a strict performance of any of the covenants of this Sub-Lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by the Sublessor of rent, with knowledge of the breach shall not be deemed to be a waiver by the Sublessor of any provision hereof, unless such waiver is expressed in writing and signed by the Sublessor. No notice or consent shall be necessary in the event of a merger, consolidation, transfer or sale of all assets by the Sublessee, so long as the Sublessee shall continue to remain responsible for all payments and covenants contained in this Sub-Lease.

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                        SEVENTEENTH:    17.1  This Sub-Lease is and shall be
                subordinate at all times to the lien of a first mortgage
                hereafter placed upon the Sublessor's interest in the Premises or buildings located thereof, or any buildings thereafter placed upon the Premises. Sublessee shall execute and deliver upon the demand of the Sublessor, its successors or assigns, further instruments subordinating this Sub-Lease to the lien of any such
Mortgages       first mortgage, provided however, that any such mortgage shall contain a covenant or the Sublessor shall procure from any present or future mortgagee a separate agreement in writing, in recordable form, provided in substance that so long as the Sublessee shall faithfully discharge each and every obligation on its part to be kept and performed under the terms of this Sub-Lease or any renewal thereof, its tenancy will not be disturbed nor this Sub-Lease or any renewal thereof affected by any default under any such first mortgage; the rights of the Sublessee hereunder shall expressly survive and shall not be cut off; and this Sub-Lease and any renewal thereof shall in all respects continue in full force and effect, so long as the Sublessee fully performs all of its obligations hereunder.

Indemnity               EIGHTEENTH:     18.1  The Sublessee agrees to indemnify
                and save harmless the Sublessor against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the Sublessee's use of the leased property or the conduct of their business or from any activity, work, or thing done, permitted or suffered by the Sublessee, in or about the premises, and will further indemnify and save the Sublessor harmless against and from any and all claims arising from any breach or default on the Sublessee's part in the performance of any covenant or agreement on the Sublessee's part to be performed, pursuant to the terms of this Sub-Lease, or arising from any act or negligence of the Sublessee, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought against the Sublessor by reason of any such claim, the Sublessee, upon notice from the Sublessor, covenants to resist or defend at the Sublessee's expense such action or proceeding. The Sublessee, as a material part of the consideration to the Sublessor, hereby assumes all risk of damage to property in, upon or about the property from any source and to whomever belonging, except for damages resulting directly from the gross negligence or wilful misconduct of the Sublessor its agents, contractors, servants, employees or licensees, and the Sublessee hereby waives all claims in respect thereof against the Sublessor and agrees to defend and save the Sublessor harmless from and against any such claims by others.

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               Sublessor hereby waives all claims against the Sublessee for damage to property in, upon, or about the property resulting from the gross negligence or wilful misconduct of the Sublessor its agents, contractors, servants, employees or licensees and agrees to defend and save the Sublessee harmless from and against any such claims by others.

Improvements        NINETEENTH:     19.1    All improvements made by the
               Sublessee to or upon the Premises, except trade fixtures, equipment and any other improvements which can be removed without material damage to the freehold, shall become and shall remain the property of the Sublessor, and at the end or other expiration of the term shall be surrendered to the Sublessor in as good order and condition as they were when installed, reasonable wear and damage excepted. Sublessee shall remove trade fixtures at the end of the Sub-Lease and surrender the premises in good order and condition.

                                    19.2    Sublessor agrees to indemnify
               Sublessee for any environmental violations which are not the result of activities of the Sublessee and its use of the Premises.

Notices        TWENTIETH:           20.1    Any notice by the Sublessor to the
               Sublessee shall be deemed to be duly given if mailed by certified mail, addressed to Sublessee, at 200 Mushroom Boulevard, Rochester, New York 14623 with a duplicate copy by registered or certified mail to Sublessee at 900 Jefferson Road, Rochester, New York 14623.

                                    20.2    Any notice by the Sublessee shall be
               duly given if mailed by certified mail addressed to the Sublessor at 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308.

No Liability   TWENTY-FIRST:        21.1    The Sublessor shall not be liable
               for failure of water supply, electrical current, or natural gas, not caused by Sublessor's negligence nor for injury or damage to person or property caused by the elements or by persons in said building, or resulting from steam, gas, electricity, water, rain or snow, not caused by Sublessor's negligence, which may leak or flow from any part of the building upon the Premises, or from the pipes, appliances or plumbing works of the same, or from the street or sub-surface, or from any other place, nor for interference with light or other incorporeal hereditaments by anyone other than the Sublessor, or caused by operations by or for any municipality in construction of any public or quasi-public work.

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                        TWENTY-SECOND:  22.1  If the demised premises shall be
                taken or condemned by any competent authority under power of eminent domain for a public or quasi-public use or purpose, then, at the Sublessor's option to be exercised by written notice to be given by the Sublessor to the Sublessee, the term hereby granted shall cease from the time when possession of the part so taken shall be required for such public or quasi-public use or purpose, and without an apportionment of the award, the Sublessee hereby assigning to the Sublessor all right and claim to the award. The current rent, however, in such case shall be apportioned in the same manner as Section 13. Nothing in this Section shall prevent Sublessee from pursuing an award for its personal property taken or loss of income.

Shoring of              TWENTY-THIRD:   23.1  In the event that an excavation
 walls shall be made for building or other purposes upon land adjacent to the Premises or shall be contemplated to be made the Sublessee shall afford to the person or persons causing or to cause such excavation, license to enter upon the Premises for the purposes of doing such work as such person or persons shall deem to be necessary to preserve the wall or walls, structure or structures upon the Premises free from injury and to supply the same proper foundations, provided such entry does not unduly interfere with the Sublessee's use and enjoyment of the Premises.

                        The Sublessor shall not unduly hamper the use of the
                Premises by the Sublessee in effecting such improvements.

Validity                TWENTY-FOURTH:  24.1  The invalidity or unenforceability
                of any provision of this Sub-Lease shall in no way affect the validity or enforceability of any other provision thereof.

                        TWENTY-FIFTH:   25.1  In order to avoid delay, this
                Sub-Lease has been prepared and submitted to the Sublessee for signature with the understanding that it shall not bind the Sublessor unless and until it is executed and delivered by the Sublessor.

Laws of                 TWENTY-SIXTH:   26.1  This Sub-Lease shall be construed
New York        by the laws of the State of New York.
State
                        TWENTY-SEVENTH: 27.1 So long as the Sublessee pays the
                rent and additional rent reserved hereby and performs and observes the covenants and provisions hereof, the Sublessee shall peacefully and quietly have, hold and enjoy the Premises.

Fire Insurance          TWENTY-EIGHTH:  28.1  During the term hereof,
and Increases   Sublessee shall at its own cost and expense, provide and keep in force insurance covering the Premises against loss or damage by fire and lightning and such

[LETTERHEAD OF SUTTON, DELEEUW, CLARK, & DARCY, LLP APPEARS HERE]

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

                risks as are customarily included in extended coverage endorsements attached to fire insurance policies covering property similar to such Premises (including windstorm, hail, explosion, riot, riot attending a strike and civil commotion, damage from aircraft and vehicle, vandalism, and malicious mischief, sprinkler leakage, sonic boom and smoke damage) in an amount not less than Three Million Dollars ($3,000,000.00) for such Fire Insurance and Extended Coverage, or such higher amount as may be required by the holder of any first mortgage covering the premises. The Fire and Extended Coverage shall be reviewed and adjusted annually on or about each renewal date, and the additional premium shall be paid by the Sublessee and coverage shall be increased in accordance with the same formula as is provided for inflation as is set forth in Paragraph 19 of the Genessee Valley Regional Authority Ground Lease.

Sublessor as                    28.2  All insurance to be provided and kept in
 additional     force by Sublessee under the provision hereof shall name as the
 assured        insured Sublessor and Sublessee as their respective interests may appear, and the holder of any fee mortgage on the premises and the standard mortgagee clause shall be attached to the appropriate policies. The policies including such insurance shall provide that the loss, if any, shall be adjusted with and payable to the party who will perform the work of restoration pursuant to paragraph THIRTEENTH of the Sublessee's current lease with the Genesee Valley Regional Authority and such mortgagee as their interest may appear.

 Delivery of                    28.3  All policies shall be obtained by
policies        Sublessee and certificates thereof, shall be delivered to
                Sublessor at or before the commencement of the term hereof and shall be taken in responsible companies satisfactory to
                Sublessor and authorized to do business in the State of New
                York. All policies shall be for periods of not less than ONE (1)
                year and shall contain a provision whereby the same cannot be cancelled unless Sublessor is given at least THIRTY (30) days
Notice of       prior written notice of such cancellation. Sublessee shall
cancellation    procure and pay for renewals of such insurance from time to time and Sublessee shall promptly deliver to Sublessor certificates thereof at least THIRTY (30) days before the expiration thereof.

Place of               TWENTY-NINTH:  29.1  All rental payments, additional
payment of      rental, reimbursement for ground rental, taxes, impositions and
rent            the like, and all other payments, if any, shall be made payable to the Sublessor and forwarded to 2477 E. Commercial Boulevard, Fort Lauderdale, Florida 33308, and at such other address that may


[LETTERHEAD OF SUTTON, DELEEUW, CLARK AND DARCY, LLP APPEARS HERE]
                be hereinafter be designated by the Sublessor upon fifteen (15) days prior written notice directed to the Sublessee.

 Other                  THIRTIETH:      30.1  Subject to Section 6.2, Sublessee
Provisions      agrees that ninety (90) days prior to the expiration of this
                Sub-Lease, Sublessor or its agents may show at any reasonable hour the premises to persons wishing to lease them. In addition, Sublessee agrees that Sublessor or its agents may show the premises at any time, at any reasonable hour, to prospective purchasers, upon prior notice by the Sublessor that property is for sale. Sublessor may display "for sale" signs on the premises.

                                        30.2  Sublessee shall vacate the demised
                premises and remove all Sublessee's property therefrom at the expiration of this Sub-Lease, and leave the demised premises in good repair, in a clean and orderly condition, subject to normal wear and tear.

                                        30.3  In the event the Sublessee
                continues to occupy the premises after the expiration of this Sub-Lease or any renewal thereof and parties are not negotiating a new term, then at the option of the Sublessor, such a tenancy shall be from month to month, commencing the first day after the expiration of the Sub-Lease, at ONE HUNDRED TEN PERCENT (110%) the monthly rental set forth above, payable in advance on the first day of each and every month. All other terms and conditions of this Sub-Lease shall be applicable to such a tenancy.

                                        30.4  This Sub-Lease shall be subject to
                consent of Genesee Valley Regional Authority which consent will be obtained within a reasonable time frame after signing of this Sub-Lease by such Sublessee. If said consent is not obtained, Sublessee shall notify Sublessor in writing and this Sub-Lease shall be null and void at the option of Sublessor.

                                        30.5  The signatories to this Sub-Lease
                represent that they are duly authorized to execute the instrument on behalf of their principals.

                                        30.6  Sublessor represents that there
                are no liens or encumbrances which will interfere with Sublessee's use of the Premises and that the Premises are fit for use as a warehouse.

                                        30.7  Sublessor represents that there
                are not defaults under the Lease with Genessee Valley Regional Authority.

[LETTERHEAD OF SUTTON, DELEEUW, CLARK & DARCY, LLP APPEARS HERE]

                        IN WITNESS WHEREOF, the Sublessor and Sublessee have
                caused these presents to be signed by their duly authorized officers and their corporate seals to be hereunto fixed, the day and year first above written.


                                        TERTRAC ASSOCIATES


                                        BY: /s/ Stephen G. Mehallis,
                                            ------------------------------------
                                            Stephen G. Mehallis,
                                             Co-Trustee For General Partners


                                        WORLD OF SCIENCE, INC.


                                        BY: /s/ Charles A. Callahan
                                            ------------------------------------
                                            Charles A. Callahan,
                                             Vice President-Finance



                STATE OF FLORIDA)
                COUNTY OF BROWARD) SS.

                        On this 1 day of April, 1997, before me personally came
                               ---       -----    --
                Stephen G. Mehallis to me know, who, being by me duly sworn, did
                -------------------
                depose and say that he resides in Broward County, Florida, that
                                                  -----------------------
                he is the ___________________________ of TERTRAC ASSOCIATES, a
                New York Limited Partnership.


            NORA GILLARY
    Notary Public, State of Florida  /s/ Nora Gillary
     My Comm. expires Oct. 13, 1999      ---------------------------------------
             No. CC 498197               Notary Public
  Bonded Thru Official Notary Serivces
            1-(800) 723-0121


                STATE OF NEW YORK)
                COUNTY OF MONROE ) SS.

                        On this 31st day of March, 1997, before me personally
                                ----        -----    --
                came Charles A. Callahan to me know, who being by me duly sworn,
                     -------------------
                did depose and say that he resides in Rochester, New York; that he is the Vice President-Finance of World of Science, Inc., the
                          ----------------------
                corporation described in and which executed the within Instrument.


                                     /s/ Pamela J. Bucci
                                         ---------------------------------------
                                         Notary Public

                                                     PAMELA J. BUCCI
                                         Notary Public in the State of New York
                                                      Monroe County
                                              Commission Expires Aug. 4, 1998
                                                                           --

[LETTERHEAD OF SUTTON, DELEEUW, CLARK & DARCY, LLP APPEARS HERE]

                          NIAGARA - MOHAWK POWER CO.



                            [ARTWORK APPEARS HERE]



                EXHIBIT "A" MUSHROOM BOULEVARD (Private Drive)